UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            June 28, 2005

The Titan Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-6035	95-2588754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Science Park Drive

San Diego, California  92121-1199

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:                 (858) 552-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 28, 2005, The Titan Corporation (“Titan”), L-3 Communications Corporation (“L-3”) and Saturn VI Acquisition Corp. (“Merger Sub”) signed a letter agreement amending the merger agreement pursuant to which Merger Sub will be merged, upon the terms and conditions set forth therein, with and into Titan, with Titan continuing as the surviving corporation and a wholly-owned subsidiary of L-3.  Under the amendment, L-3 will make a cash tender offer for all of the outstanding 8% senior subordinated notes of Titan due 2011, instead of the previously contemplated private offer by L-3 to exchange those notes for a like amount of notes of L-3.

The above summary of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits:

2.1           Letter agreement, dated June 28, 2005, amending the Agreement and Plan of Merger by and among L-3 Communications Corporation, Saturn VI Acquisition Corp. and The Titan Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TITAN CORPORATION

	By	/s/ Mark W. Sopp
Name: Mark W. Sopp
Title: Chief Financial Officer

Date: June 30, 2005

EXHIBIT INDEX

Exhibit:

2.1 Letter agreement, dated June 28, 2005, amending the Agreement and Plan of Merger by and among L-3 Communications Corporation, Saturn VI Acquisition Corp. and The Titan Corporation.